UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 27, 2006

IMS HEALTH INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	No. 001-14049 (Commission File Number)	No. 06-1506026 (IRS Employer Identification No.)

1499 Post Road Fairfield, Connecticut (Address of Principal Executive offices)	06824 (Zip Code)

Registrant’s telephone number, including area code: (203) 319-4700

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Annual Incentive Awards and PERS

On January 27, 2006, the Compensation and Benefits Committee of the Board of Directors (the “Committee”) established the 2006 award opportunities for all executive officers under the Executive Annual Incentive Plan (the “AIP”), and related opportunities for four senior executive officers to earn performance restricted stock units (“PERS”) based on 2006 performance.  The Executive Chairman of the Board, who will retire effective March 31, 2006, will be eligible to receive a pro rata annual incentive award based on actual 2006 performance, but is not participating in the PERS program for 2006.

Awards under the AIP are earnable based on the level of achievement during the plan year of financial targets set by the Committee at the beginning of the year, together with other measures of performance.  The 2006 financial targets will be based on two equally weighted performance measures: revenue and operating income growth of the Company on a consolidated basis.  If at least 80% of the financial goals are achieved, the Committee will be authorized to increase or decrease a participant’s annual incentive based on (i) progress in achieving strategic objectives, (ii) the participant’s rated performance for the year in achieving goals and in his or her work-related skills and behaviors, and (iii) other factors in the discretion of the Committee.  In 2005, the AIP also incorporated performance goals based on revenue and operating income, but for that year revenue was weighted more heavily than operating income.  The AIP provides for cash awards which, for target level performance, equal a pre-set percentage of the executive’s salary. Individual payout percentage targets for 2006 have not yet been set, but the Company expects such targets to range from 45% to 110%, reflecting an increase in payout levels as compared to 2005.  Performance at a level higher than target levels can result in payouts of up to 200% of the executive’s payout level for target performance on the financial goals.  Performance below target levels can result in a payout at a level less than the target payout, but no payout will be made if the specified threshold level of financial performance is not achieved.

The Committee also authorized PERS awards which match the amounts earned under the AIP for 2006 performance.  A participating executive generally will be granted a number of restricted stock units as PERS equal to the dollar amount of the executive’s AIP award earned in 2006 divided by the average fair market value of IMS Health stock for the last twenty trading days of 2006.  After grant, PERS remain subject to forfeiture during an additional two-year period in the event of termination of the executive’s employment, with accelerated vesting in case of death, certain other non-fault terminations, or a change in control.  At vesting or after a further deferral period if elected by the executive, PERS are settled by delivery of one share for each restricted stock unit.  PERS earn dividend equivalents while they are outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH INCORPORATED (Registrant)

By:	/s/ Robert H. Steinfeld
	Name:	Robert H. Steinfeld
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: February 2, 2006